SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               January 28, 1997
                      (Date of Earliest Event Reported)

                             MCKESSON CORPORATION
            (Exact name of registrant as specified in its charter)

              Delaware                  1-13252              94-3207296
          (State or other       (Commission File Number)    (IRS Employer
           jurisdiction                                     Identification
          of incorporation)                                    Number)


           McKesson Plaza, One Post Street, San Francisco, CA 94104 (Address of principal executive offices, including Zip Code)

                                (415) 983-8300
             (Registrant's telephone number, including area code)


          Item 5 - Other Events.

                    McKesson Corporation ("McKesson"), General
          Medical Inc. ("General Medical") and certain stockholders of General Medical (the "Continuing Stockholders") entered into an Agreement and Plan of Merger, dated as of January 28, 1997 (the "Merger Agreement"), pursuant to which McKesson will acquire all of the outstanding capital stock (including options) of General Medical for approximately $347 million. McKesson will also assume approximately $428 million in debt of General Medical. The Merger Agreement, which has been approved by the Boards of Directors of each company and by the stockholders of General Medical, provides for the merger (the "Merger") of Spider Acquisition Corporation, a wholly owned subsidiary of McKesson ("Merger Sub"), with and into General Medical, with General Medical being the surviving corporation in the Merger.

                    The Merger Agreement provides that each share of General Medical common stock held by the Continuing Stockholders will be converted into the right to receive a combination of cash and shares of McKesson common stock, par value $.01 per share (the "McKesson Common Stock"), pursuant to formulas specified in the Merger Agreement. The issued and outstanding shares of capital stock held by stockholders of General Medical other than the Continuing Stockholders (and other than dissenting shares, treasury shares and shares held by McKesson or Merger Sub) will be converted in the Merger into the right to receive cash. Approximately one-half of the aggregate Merger consideration will be paid in cash and one-half in shares of McKesson Common Stock. The Merger Agreement provides that the number of shares of McKesson Common Stock to be issued in the Merger will be determined on the basis of the average closing price of McKesson Common Stock for the five trading days ending two trading days prior to the closing; provided, however, that the average closing price of McKesson Common Stock will not be deemed to be greater than $63.11 or less than $46.64. Accordingly, in the aggregate, no more than approximately 3,720,000 or less than approximately 2,750,000 shares of McKesson Common Stock will be issued in the Merger. The Merger Agreement provides that $30 million of the cash consideration to be paid in the Merger will be held back from the General Medical stockholders (and optionholders) and such amount will be applied against any costs incurred by General Medical and certain other defendants in connection with a pending lawsuit involving General Medical and certain other persons. The lawsuit was brought by the former controlling shareholder of the predecessor of General Medical against General Medical, GM Holdings, Inc., a wholly owned subsidiary of General Medical, Kelso & Company, L.P., a stockholder of General Medical, and one of its officers, and certain present and former officers and a director of General Medical, alleging fraud, breach of fiduciary duty and participation in and inducing breach of fiduciary duty in connection with the acquisition of General Medical from its predecessor company in 1993.

                    The Merger is subject to certain customary conditions, including expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Copies of the Merger Agreement and the press release announcing the transaction are attached hereto as Exhibits 2.1 and 99.1, respectively, which exhibits are incorporated herein by reference.

                    McKesson and the Continuing Stockholders have also entered into a Registration Rights Agreement (the "Registration Rights Agreement") providing certain demand and incidental registration rights with respect to the shares of McKesson Common Stock which such stockholders will receive in exchange for their shares of General Medical common stock. The Registration Rights Agreement also provides for certain "standstill" provisions and other limitations on disposition of the shares of McKesson Common Stock. A copy of the Registration Rights Agreement is attached hereto as Exhibit 99.2, which exhibit is incorporated herein by reference.

                    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about companies, so long as those statements are identified as forward looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those discussed in the statement. The press release filed herewith contains certain forward-looking statements. McKesson desires to take advantage of the "safe harbor" provisions with respect to statements it may make concerning the Merger. The following important factors, among others, could affect the successful integration of the companies and the recognition of cost savings or other synergies from the transaction, as well as McKesson's continuing operations:

          Factors specific to the transaction include:

               - Absence of legislation which prevents the Merger from being consummated or makes the benefits expected to be realized upon consummation of the Merger more difficult to achieve.

               - Possible adverse publicity or litigation from third parties interested in preventing the Merger from occurring.

               -  Loss or retirement of key executives of General
          Medical.

          Other factors affecting McKesson's operations include:

               - Level of competition for McKesson's products, including a possible willingness on the part of certain competitors to cut prices for their products in order to preserve or gain market share.

               - Increase in spending by competitors.

               - Risks inherent in new product introductions, including uncertainty of customer acceptance of the product's value proposition relative to competitors' products, and competitors' response to the introduction.

               - General economic and business conditions.

               - Uncertainty in the economic environment in foreign countries.

               - Other risks detailed from time to time in McKesson's filings with the Securities and Exchange
          Commission.

               The foregoing review of factors pursuant to the Private Litigation Securities Reform Act of 1995 should not be construed as exhaustive.


          Item 7(c) - Exhibits.

                2.1 Agreement and Plan of Merger, dated as of
                    January 28, 1997, by and among General Medical Inc., McKesson Corporation, Spider Acquisition Corporation and certain stockholders named therein.

               99.1 Press Release of McKesson Corporation, dated
                    January 28, 1997.

               99.2 Registration Rights Agreement, dated as of
                    January 28, 1997, by and among McKesson
                    Corporation and certain stockholders named therein.


                                  SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   MCKESSON CORPORATION
                                   (Registrant)

          Date:  February 5, 1997       By:  /s/ Nancy A. Miller
                                           --------------------------
                                        Name:  Nancy A. Miller
                                        Title: Vice President and
                                               Corporate Secretary


                                EXHIBIT INDEX

          Exhibit                                                    Page

           2.1 Agreement and Plan of Merger, dated as of January 28, 1997, by and among General Medical Inc., McKesson Corporation, Spider Acquisition Corporation and certain stockholders named therein.

          99.1    Press Release of McKesson Corporation, dated
                  January 28, 1997.

          99.2    Registration Rights Agreement, dated as of
                  January 28, 1997, by and among McKesson
                  Corporation and certain stockholders named therein.